SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) July 24, 2025

PERMA-FIX ENVIRONMENTAL SERVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-11596	58-1954497
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8302 Dunwoody Place, Suite 250, Atlanta, Georgia	30350
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (770) 587-9898

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value, $.001 Per Share	PESI	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 5.07 – Submission of Matters to a Vote of Security Holders.

On July 24, 2025, Perma-Fix Environmental Services, Inc. (“the Company”) held its 2025 annual meeting of stockholders (the “2025 Annual Meeting”).

As of June 2, 2025, the record date for the 2025 Annual Meeting, 18,452,227 shares of the Company’s common stock, par value $.001 per share (“Common Stock”), were outstanding, each entitled to one vote per share. Of such outstanding shares of Common Stock, 13,782,236 shares were present at the meeting in person or by proxy, representing approximately 74.69% of the Company’s securities entitled to vote.

At the 2025 Annual Meeting, stockholders (1) reelected the Company’s nine directors; (2) ratified the appointment of Grant Thornton, LLP, as the Company’s independent registered public accounting firm for the 2025 fiscal year; and (3) approved, by non-binding advisory vote, the 2024 compensation of the Company’s named executive officers.

The final results of each of the proposals voted on by the Company’s stockholders are described below:

Proposal No. 1—Election of Directors:

Director Nominee	Votes For	Votes Withheld
Thomas P. Bostick	7,681,007	264,188
Dr. Louis F. Centofanti	7,779,714	165,481
Mark J. Duff	7,728,333	216,862
Kerry C. Duggan	7,407,749	537,446
Joseph T. Grumski	7,733,019	212,176
Joe R. Reeder	7,522,286	422,909
Larry M. Shelton	7,310,477	634,718
Zach P. Wamp	7,684,108	261,087
Mark A. Zwecker	7,308,658	636,537

Under the Company’s bylaws, the election of directors is determined by a plurality of the votes cast at the meeting, meaning a nominee will be elected if the number of votes cast “for” the nominee’s election exceeds the number of votes cast “against” the nominee’s election. Because the election of directors is considered a “nonroutine” matter under the rules of the NYSE governing whether member brokers may exercise discretionary authority to vote shares as to which the beneficial owner has not provided voting instructions, brokers may not vote uninstructed shares for the election of directors, and, accordingly, are considered “not entitled to vote” on such a proposal. As a result, the 5,837,041 broker non-votes, as well as abstentions or shares for which voting was withheld, were not treated as votes cast, and therefore had no effect on the proposal to elect directors. Each nominee was reelected as a director of the Company, to serve until the Company’s next annual meeting of stockholders or until their respective successors are duly elected and qualified.

Proposal No. 2—Ratification of the Appointment of Grant Thornton, LLP as the Independent Registered Public Accounting Firm of the Company for the 2025 Fiscal Year:

Votes For	Votes Against	Votes Abstention
13,764,715	10,632	6,889

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote on the proposal was necessary to ratify the appointment of Grant Thornton, LLP as the Company’s independent registered public accounting firm. Because Proposal 2 is considered a “routine” matter under the rules of the NYSE governing whether member brokers may exercise discretionary authority to vote shares as to which the beneficial owner has not provided voting instructions, brokers may vote uninstructed shares on this item and are considered “entitled to vote” on the proposal. Accordingly, there were no broker non-votes on this matter. Abstentions are considered votes present and entitled to vote on the proposal, and, thus, have the same effect as a vote AGAINST the proposal.

Proposal No. 3—Approval, by an Advisory (Non-Binding) Vote, of the 2024 Compensation of the Company’s Named Executive Officers:

Votes For	Votes Against	Votes Abstention
6,337,589	595,696	1,011,910

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote on this matter was necessary to approve the advisory vote on executive compensation. Because such a proposal is considered a “nonroutine” matter under the rules of the NYSE governing whether member brokers may exercise discretionary authority to vote shares as to which the beneficial owner has not provided voting instructions, brokers may not vote uninstructed shares for such a proposal, and, accordingly, are considered “not entitled to vote” thereon. As a result, the 5,837,041 broker non-votes were not treated as entitled to vote on this matter, and therefore had no effect on this proposal. However, abstentions are considered votes present and entitled to vote on the proposal, and, thus, have the same effect as a vote AGAINST the proposal.

Item 9.01 – Financial Statements and Exhibits

(d)	Exhibits

Exhibit Number	Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERMA-FIX ENVIRONMENTAL SERVICES, INC.

Dated: July 29, 2025	By:	/s/ Ben Naccarato
Ben Naccarato
Executive Vice President and Chief Financial Officer